Exhibit 10.6

EPIRUS BIOPHARMACEUTICALS, INC
ID: 04-3514457
699 Boylston St
8th Floor
Boston, MA 02116

Notice of Grant of Award and Award Agreement

<<Name>>	Award Number:	<<Number>>
<<Address>>	Plan:	2004

Effective <<Grant Date>>, you have been granted an award of <<Shares>> restricted stock units.  These units are restricted until the vest date(s) shown below, at which time you will receive shares of EPIRUS BIOPHARMACEUTICALS, INC (the Company) common stock.

The current total value of the award is $<<Value>>.

The award will vest in increments on the date(s) shown.

Full Vest
Shares	Date

<< Vest Date Shares >>	<<Vest Date>>

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

EPIRUS BIOPHARMACEUTICALS, INC	Date

<<Name>>	Date

AWARD AGREEMENT

Granted Under the Amended and Restated 2004 Incentive Plan of CombinatoRx, Incorporated

This agreement, together with the Notice of Grant of Award to which this agreement is attached (collectively, this “Agreement”) governs the award (the “Award”) of restricted stock units granted by EPIRUS Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), on the date listed on the Notice of Grant of Award (the “Grant Date”) to the employee of the Company or its subsidiaries listed on the Notice of Grant of Award (the “Participant”) pursuant to the CombinatoRx, Incorporated Amended and Restated 2004 Incentive Plan (as amended from time to time, the “Plan”).

The Participant (i) hereby agrees to the terms of such Award, subject to the terms set forth in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof; and (iii) agrees with the Company as follows:

1. Effective Date. This Agreement shall take effect as of the date listed on the Grant Date.

2. Grant of Award. The Award consists of such number of shares of common stock of the Company listed on the Notice of Grant of Award (each an “RSU” and collectively, the “RSUs”). Each RSU represents the right to receive one share of the common stock of the Company, $0.001 par value per share (“Stock”), as provided in this Agreement. The shares of Stock that are issuable upon vesting of the RSUs evidenced by this Agreement are referred to as “Shares.”

3. Provisions of the Plan. This Award is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Award has been furnished to the Participant. By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

4. Nontransferability of RSUs. The RSUs acquired by the Participant pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

5. Forfeiture Risk. Upon termination of the Participant’s Employment for any reason (including by death or disability), any unvested RSUs (after the application of Section 6 of this Agreement and any other applicable provision contained in this Agreement) and any Dividend Equivalents (as defined below) paid with respect thereto shall be automatically and immediately forfeited as of the date of such termination.

6. Vesting of RSUs. The RSUs acquired hereunder shall vest according to the vesting schedule listed on the Notice of Grant of Award, subject to the Participant’s continued Employment at the vesting date.

7. Issuance of Shares.

(a) Subject to the terms of the Plan and this Award, each RSU entitles the Participant to receive one share of Stock as soon as reasonably practicable following the vesting of the RSU, but in no event later than 30 days after such RSU vests.

(b) The Shares shall be issued and delivered to the Participant in accordance with Section 7(a) upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Participant.

(c) Notwithstanding anything to the contrary herein or in the Plan, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and if any issuance of Shares hereunder is subject to the rule under Section 409A(a)(2)(B)(i) of the Code, then such issuance of Shares shall be delayed until the earlier of (i) the date that is six months and one day after the Participant has a “separation from service” as defined in Section 409A of the Code or (ii) the death of the Participant.

8. Stockholder Rights, Dividends, etc. Until such time as shares of Stock are issued to the Participant pursuant to Section 7(a), the Participant shall have no rights as a stockholder with respect to any Shares underlying the RSUs, including, but not limited to, any voting rights, provided, however, that any dividends or other distributions paid with respect to the Shares underlying the RSUs (“Dividend Equivalents”) shall accrue and shall be converted into additional RSUs based on the closing price of the Stock on any such distribution date and any such additional RSUs shall be subject to the same conditions and restrictions as are the RSUs with respect to which they were paid.

9. Certain Tax Matters. The Participant expressly acknowledges the following:

(a) The Participant acknowledges that no election under Section 83(b) of the Code may be filed with respect to this Award.

(b) In circumstances in which tax withholding is applicable upon the vesting of the RSUs acquired hereunder, the Company may retain from the Shares otherwise deliverable to the Participant a number of Shares having a fair market value (as determined by the Administrator) equal to the Participant’s tax obligation; provided, however, that the total tax withholding using Shares may not exceed the Company’s statutory minimum withholding obligation. Notwithstanding the foregoing, the Company may, in its sole discretion, require the Participant to satisfy the withholding obligation with cash.

10. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business and shall be given to the Participant at the address set forth below, or in either case, at such other address as one party may subsequently furnish to the other party in writing.

(b) This Award does not confer upon the Participant any rights with respect to continuation of service as an employee or director of the Company.